UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2006

IRISH MAG, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-132119	59-1944687
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

646 First Avenue South
St. Petersburg, Florida 33701

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (866) 821-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 9, 2006, Irish Mag, Inc. (the “Company”), through its 100% owned subsidiary, Bo Hai Wen Technology (Shenzhen) Company Limited (“Bo Hai Wen”), a wholly owned foreign enterprise registered in China, entered into a definitive exclusive Business Turnkey Agreement (“Turnkey Agreement”) with Shenzhen iASPEC Software Engineering Company Limited (“iASPEC”) for a term of 30 years.

Through the Turnkey Agreement, iASPEC shall, throughout the term of such agreement, turn in all the existing and future businesses and clients to Bo Hai Wen and Bo Hai Wen shall be responsible for fulfilling the obligations to the businesses and clients that are turned to Bo Hai Wen from iASPEC. iASPEC shall remit 100% of the revenues it receive from clients to Bo Hai Wen and Bo Hai Wen shall pay for its own overhead and expenses in fulfilling the obligations to such clients. As consideration for the Turnkey Agreement, Bo Hai Wen shall pay iASPEC $180,000 per year throughout the term of the Turnkey Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Turnkey Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2006

Irish Mag, Inc.

/s/ Michael Woo
By:__________________________
Michael Woo
Director